As filed with the Securities and Exchange Commission on June 16, 1997

                                                       Registration No. [______]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                            Quad City Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                               Delaware 42-1397595
         (State or other jurisdiction of incorporation or organization)
                    (I.R.S. Employer Identification Number)
                                -----------------

                                2118 Middle Road
                             Bettendorf, Iowa 52722
                                 (319) 344-0600
          (Address and telephone number of principal executive offices)
                               ------------------

                                2118 Middle Road
                             Bettendorf, Iowa 52722
              (Address of principal place of business or intended
                          principal place of business)

                              Douglas M. Hultquist
                                    President
                            Quad City Holdings, Inc.
                         2118 Middle Road, P.O. Box 395
                             Bettendorf, Iowa 52722
                                 (319) 344-0600
            (Name, address and telephone number of agent for service)

                                 With copies to:
                             John E. Freechack, Esq.
                Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                        333 West Wacker Drive, Suite 2700
                             Chicago, Illinois 60606
                                 (312) 984-3100

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum    Proposed Maximum
     Title of Each Class             Amount to be       Offering Price     Aggregate               Amount of
 of Securities to be Registered      Registered         per Share (1)      Offering Price (1)   Registration Fee(1)
--------------------------------     -------------     -----------------   ------------------   -------------------

 Common Stock, $1.00 Par Value       25,000 shares           $20.25             $506,250               $154.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low sales prices as reported on the Nasdaq SmallCap Market for June 12, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED JUNE 16, 1997

                                  25,000 Shares

                            QUAD CITY HOLDINGS, INC.

                                  Common Stock

This Prospectus relates to 25,000 shares of common stock, $1.00 par value per share ("Common Stock"), of Quad City Holdings, Inc. (the "Company") issued to Dain Bosworth Incorporated ("Dain Bosworth") in connection with the exercise by Dain Bosworth of a certain warrant issued to it in connection with the Company's initial public offering (the "Offered Securities").

The Offered Securities may be offered from time to time by the "Selling Stockholders" identified herein or their pledges, donees, transferees or other successors in interest. See "Selling Stockholders." The Selling Stockholders have advised the Company that sales of the Offered Securities may be made, if at all, from time to time after the effective date of the Registration Statement of which this Prospectus is a part in the over-the-counter market through licensed broker-dealers or otherwise, at the then prevailing market prices, or otherwise at prices and on terms then obtainable through privately negotiated transactions. No period of time has been fixed within which the Offered Securities covered by this Prospectus may be offered or sold. See "Plan of Distribution."

The Company will receive no part of the proceeds of any sales of the Offered Securities except for the exercise price of the warrant. The Company will pay all expenses with respect to this Offering, except for underwriting discounts, brokerage fees and commissions and transfer taxes (if any) for the Selling Stockholders, which will be borne by the Selling Stockholders.

The Company's Common Stock is traded in the over-the-counter market and prices are quoted by the Nasdaq SmallCap Market under the symbol "QCHI." On June 11, 1997, the last reported sale price of the Common Stock, as reported by the Nasdaq SmallCap Market, was $20.25.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the Offered Securities and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS- SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is June 16, 1997.

                             AVAILABLE INFORMATION



The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended ("the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this Prospectus:

(1) the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, filed by the Company with the Commission on September 27, 1996 (File No. 0-22208);

(2) all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-22208), and all amendments filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.

                                  RISK FACTORS

A purchase of the Company's Common Stock involves significant risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully by prospective investors.

Dependence on Management

The Company and its subsidiaries, Quad City Bank & Trust Company (the "Bank") and Quad City Bancard, Inc. ("Bancard," and collectively with the Bank, the "Subsidiaries"), are, and for the foreseeable future will be, dependent on the services of Michael A. Bauer, the Company's Chairman of the Board, and Douglas
M. Hultquist, the Company's President, Chief Financial Officer and Treasurer, and other senior managers of the Company and the Subsidiaries. The Company has entered into three-year employment agreements (which include certain non-competition covenants) with each of Messrs. Bauer and Hultquist in an effort to assure the continued availability of their services to the Company. Because Mr. Bauer is primarily responsible for the Bank's operations, the loss of Mr. Bauer's services could have a material adverse effect on the operations of the Company and the Bank.

Competition

The Company and the Bank face strong competition for deposits, loans and other financial services from numerous Iowa and out-of-state banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services. Many of these financial institutions aggressively compete for business in the Bank's market area. Most of these competitors have been in business for many years, have established customer bases, are substantially larger, have substantially higher lending limits than the Bank and are able to offer certain services, including international banking services, that the Bank can offer only through correspondents, if at all. In addition, most of these entities have greater capital resources than the Bank, which, among other things, allow them to price certain services at levels more favorable to the customer and to provide larger credit facilities than can the Bank. Government Regulation

The Company and the Bank are subject to extensive federal and state legislation, regulation and supervision, including by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC") and the Iowa Superintendent of Banking (the "Iowa Superintendent"). Changes in legislation and regulations will continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit the Company and the Bank, others will increase their costs of doing business and assist competitors of the Company and the Bank.

Impact of Interest Rates and Economic Conditions

The results of operations for financial institutions, including the Company and the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. The Bank has a significant concentration of loans to individuals and businesses in the Quad Cities metropolitan area and any decline in the economy of such area would likely have an adverse impact on the Company and the Bank.

Dividends

The Company expects that all earnings of the Company and the Subsidiaries will be retained to finance growth and that no cash dividends will be paid for the foreseeable future. If and when dividends are declared, the Company will probably be largely dependent upon dividends paid by the Subsidiaries for funds to pay dividends on the Common Stock. The Company does not anticipate paying dividends on the Common Stock in the foreseeable future.

Lending Risks and Lending Limits

The risk of nonpayment of loans is inherent in commercial banking, and such nonpayment, if it occurs, may have a material adverse effect on the Company's earnings and overall financial condition as well as the value of the Common Stock. Moreover, the Company's focus on small to medium-sized businesses results in a larger concentration by the Company of loans to such businesses. As a result, the Company may assume greater lending risks than banks which have a lesser concentration of such loans and tend to make loans to larger companies. Management attempts to minimize the Company's credit exposure by carefully monitoring the concentration of its loans within specific industries and through prudent loan application and approval procedures, but there can be no assurance that such monitoring and procedures will reduce such lending risks.

Anti-Takeover Provisions

The Company's certificate of incorporation (the "Certificate") and bylaws (the "Bylaws") include provisions which may have the effect of delaying, deferring or preventing certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the Company's stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of the stockholders to approve transactions that they may deem to be in their best interests. Section 203 of the Delaware General Corporation Law ("DGCL") prohibits the Company from engaging in certain business combinations with interested stockholders, and federal law also requires the approval of the Federal Reserve Board prior to acquisition of "control" of a bank holding company. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the stockholders, and therefore could adversely affect the price of the Common Stock. The Company's Certificate and Bylaws provide for the indemnification of its officers and directors and insulate its officers and directors from liability for breaches of the duty of care. See "Description of Capital Stock--Certain Anti-Takeover, Indemnification and Limited Liability Provisions."

Limited Trading Market

The Common Stock is currently quoted on the Nasdaq SmallCap Market. However, there generally has been no substantial trading volume in the Common Stock, and there can be no assurance that a substantial trading market will develop and continue after this Offering or that the market price of the Common Stock will not decline below its current price.


                                   THE COMPANY

The Company was formed in February of 1993 under the laws of the state of Delaware for the purpose of becoming the bank holding company of the Bank.

The Bank was capitalized on October 13, 1993, and commenced operations on January 7, 1994. The Bank is organized as an Iowa-chartered commercial bank that is a member of the Federal Reserve System with depository accounts insured by the FDIC. The Bank provides full-service commercial and consumer banking services in Bettendorf and Davenport, Iowa and adjacent communities. Bancard was formed on April 3, 1995, as a Delaware corporation, and provides merchant credit card processing services. This operation had previously been a division of the Bank since July 1994. Bancard has contracted with an independent sales organization which markets credit card services to merchants throughout the country. Currently, approximately 8,500 merchants process transactions with Bancard.

The Company is also in the process of forming an Illinois bank subsidiary, to be known as "Quad City Bank & Trust Company - Illinois" (the "Illinois Bank"), which will be headquartered in Moline, Illinois. The Company anticipates that immediately following the issuance of a charter to the Illinois Bank, the Illinois Bank will be merged into the Bank, and the office of the Illinois Bank in Moline, Illinois, will become a branch office of the Bank. The organization of the Illinois Bank and the merger of the Illinois Bank into the Bank are expected to be completed in June, 1997.

The  Company  owns 100% of the  Bank,  Bancard  and the  Illinois  Bank,  and in
addition to such ownership invests its capital in stocks of financial institutions and mutual funds, as well as participates in loans with the Bank. The Bank competes with other commercial banks, savings banks, savings and loan institutions, credit unions and other financial service organizations in the Quad Cities market. The Bank, the Illinois Bank, the Company and Bancard are regulated by the Federal Reserve Board. In addition, the Bank is regulated by the Iowa Superintendent and the FDIC and, until merged into the Bank, the Illinois Bank is regulated by the Illinois Commissioner of the Office of Banks and Real Estate.

The Company's principal business consists of attracting deposits from the public and investing those deposits in loans and securities. The Bank's deposits are insured to the maximum allowable by the FDIC. The Company's results of operations are dependent primarily on net interest income, which is the difference between the interest earned on its loans and securities and the interest paid on deposits. The Company's operating results are affected by merchant credit card fees, trust fees, deposit service charges and other income. Operating expenses of the Company include employee compensation and benefits, occupancy and equipment expense, professional and data processing fees, advertising and marketing expenses and other administrative expenses. The Company's operating results are also affected by economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. The commercial banking business is a highly regulated business.

The Company, the Bank and Bancard have a June 30th fiscal year end and employ approximately 80 individuals. No one customer accounts for more than 10% of revenues, loans or deposits.


                                 USE OF PROCEEDS

The Company will receive no part of the proceeds of any sales of the Offered Securities, except with respect to the exercise price of the warrant.


                              SELLING STOCKHOLDERS

The Company issued the Offered Securities to Dain Bosworth as a result of the exercise by Dain Bosworth of a warrant that was issued to it by the Company on October 13, 1993, as partial consideration for its services as underwriter for the Company's initial public offering in October, 1993. This warrant had an exercise price of $12.00 per share, while the offering price to the public of the Common Stock in the Company's initial public offering was $10.00 per share. The warrant issued to Dain Bosworth would have expired if not exercised by October 13, 1998. Dain Bosworth is currently the record owner of only the Offered Securities.


                              PLAN OF DISTRIBUTION

Offered Securities may be sold from time to time by the Selling Stockholders or by pledges, donees, transferees or other successors in interest in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Such sales may be made to purchasers directly by the Selling Stockholders (or their pledgees, donees, transferees or other successors in interest) or, alternatively, the Selling Stockholders (or their pledgees, donees, transferees or other successors in interest) may offer the Offered Securities, pursuant to either this Registration Statement or Rule 144 of the Securities Act, through underwriters, dealers, brokers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders (or their pledgees, donees, transferees or other successors in interest) and/or the purchasers of the Offered Securities for whom they may act as agents. In effecting sales of Offered Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. Sales of Common Stock may be made through the Nasdaq SmallCap Market or otherwise at prices and at terms then prevailing or in negotiated transactions.

The Company has agreed to indemnify the Selling Stockholders against certain liabilities in connection with the distribution of the Offered Securities, including liabilities under the Securities Act. Under agreements that may be entered into by the Selling Stockholders, brokers or dealers who participate in the distribution of the Offered Securities may be entitled to indemnification by the Selling Stockholders and the Company against certain liabilities, including liabilities under the Securities Act.


                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company presently consists of 2,500,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of preferred stock, par value $1.00 per share, issuable in series (the "Preferred Stock"). One series of preferred stock, known as Series A Preferred Stock and consisting of 100 shares, has been authorized (the "Series A Preferred Stock").

Common Stock

As of the date of this Prospectus, there were 1,437,824 shares of Common Stock issued and outstanding, which shares are held by approximately 2,000 holders of record. All outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by the Company's stockholders and may not cumulate votes for the election of directors. Thus, the owners of a majority of the shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, each share of outstanding Common Stock is entitled to participate equally in any distribution of net assets made to the stockholders in liquidation, dissolution or winding up the Company and is entitled to participate equally in dividends as and when declared by the Company's Board of Directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All shares of Common Stock have equal rights and preferences. The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

Preferred Stock

As of the date of this Prospectus, there were 10 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock does not carry any stated dividend rate. The Series A Preferred Stock is redeemable at the Company's option at any time after the first anniversary of the issuance of any shares of Series A Preferred Stock, and is subject to mandatory pro rata redemption if the Company sells for cash additional shares of Common Stock, subject to receipt in either case of all required regulatory approvals and certain additional conditions. The holders of Series A Preferred Stock are not entitled to vote on any matter except as required by law or to approve the authorization or issuance of any shares of any class or series of stock which ranks senior or on a parity with the Series A Preferred Stock in respect of dividends and distributions upon the dissolution, liquidation or winding up of the Company. The Company may, but is not currently obligated to, issue additional shares of Series A Preferred Stock in the future.

The Board of Directors is authorized to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series (but not below the number of shares then outstanding). Because the terms of the Preferred Stock can be fixed by the Board of Directors without stockholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company or to make the removal of management more difficult. The Board of Directors, without stockholder approval, could issue Preferred Stock with dividend, voting and conversion rights which could adversely affect the rights of the holders of Common Stock.

Certain Anti-Takeover, Indemnification and Limited Liability Provisions

The Certificate contains certain provisions which may have an effect of delaying, deferring or preventing a change in control of the Company. Such provisions could also result in the Company being less attractive to a potential acquiror. The Certificate provides that the Board of Directors shall consist of three classes of directors, each serving for a three-year term ending in a successive year. This provision may make it more difficult to effect a takeover of the Company because it would generally take two annual meetings of stockholders for an acquiring party to elect a majority of the Board of Directors. As a result, a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of stock because it could operate to prevent obtaining control of the Board of Directors in a relatively short period of time.

The Certificate also requires the affirmative vote of 75% of the outstanding shares of voting stock to approve certain fundamental changes such as mergers, consolidations or dissolutions of the Company or the sale or lease of all or substantially all of the Company's assets, unless such changes have received advance approval of 80% of the Company's directors, in which case the required vote is a majority.

In addition, the Certificate provides that the stockholders may only take action at a duly called and held meeting and may not take action by written consent, unless the action has received advance approval of 80% of the Company's directors. This provision may make it more difficult to effect a takeover of the Company by means of certain transactions, such as a merger or sale of assets, by requiring a potential acquiror to hold a stockholders' meeting before such a transaction could be consummated.

The Certificate also provides that the provisions of the Certificate governing amendment of the Certificate and the Bylaws, establishing the Company's classified board of directors, establishing additional voting requirements, restricting certain business combinations with interested stockholders and requiring stockholder actions to be taken only at meetings, may be amended only by the affirmative vote of not less than 75% of the outstanding shares of voting stock of the Company, unless such changes have received advance approval of at least 80% of the Company's directors, in which case the required vote is a majority.

The Company is subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date the person or entity becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person becomes an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is generally defined as a person who, together with affiliates and associates, owns (or, within the three prior years, did own) 15% or more of the corporation's voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders.

As permitted by the provisions of the DGCL, the Certificate eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director for: (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL;) or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

The Certificate and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the DGCL. Under such provisions, any director or officer, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests to the Company. The Certificate, Bylaws, and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, any agreement, insurance policies, vote of stockholders or disinterested directors or otherwise.


                                 LEGAL OPINIONS

The legality of the shares of Common Stock being offered hereby will be passed upon for the Company by Barack Ferrazzano Kirschbaum Perlman & Nagelberg, 333 West Wacker Drive, Suite 2700, Chicago, Illinois.

                                     EXPERTS

The audited financial statements of the Company incorporated by reference into this Prospectus have been audited by McGladrey & Pullen LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements have been included herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth those expenses to be incurred in connection with the issuance and distribution of the securities being registered.

       Registration Fee..................................................$  154
       Legal Fees and Expenses...........................................$5,000
       Accounting Fees and Expenses......................................$2,000
       Miscellaneous.....................................................$  500
                                                                         ------
       Total.............................................................$7,654
                                                                         ======

All expenses are estimated except the Registration Fee.


Item 17. Indemnification of Directors and Officers.

In accordance with the DGCL (being Chapter 1 of Title 8 of the Delaware Code), Articles IX and X of the Registrant's certificate of incorporation provide as follows:

NINTH: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this
Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

TENTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Article VII of the Registrant's bylaws further provides as follows:

Section 7.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)  To the extent that any person referred to in paragraphs (a) and (b) of this
     Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this Section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and
     (b) of this Section 7.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (iii) by the stockholders.

(e) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 7.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.1.

(h) For purposes of this Section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 7.1.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(j) Unless otherwise determined by the board of directors, references in this section to "the corporation" shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 7.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16.

(a). Exhibits.

Exhibit No. Description


1.1     Form of Representative's Warrant issued to Dain Bosworth Incorporated*

3.1     Certificate of Incorporation, as amended, of Quad City Holdings, Inc.*

3.2     Bylaws of Quad City Holdings, Inc.*

4.1     Specimen  Stock  Certificate  of Quad  City  Holdings,  Inc.  (See  also
        Articles VIII, XII and XIII of Exhibit 3.1 and Articles II, VI, IX and XII of Exhibit 3.2)*

5.1 Opinion of Barack, Ferrazzano, Kirschbaum & Perlman regarding legality of securities being registered

10.1    Quad City Holdings, Inc. Stock Option Plan*

10.2 Form of Stock Option Agreement between Quad City Holdings, Inc. and each of Michael A. Bauer, Douglas M. Hultquist and Victor J. Quinn, with attached schedule of options granted*

10.3 Employment Agreement between Quad City Holdings, Inc. and Michael A. Bauer dated May 4, 1993*

10.4 Employment Agreement between Quad City Holdings, Inc. and Michael A. Bauer dated July 1, 1993*

10.5 Employment Agreement between Quad City Holdings, Inc. and Douglas M. Hultquist dated April 30, 1993*

10.6 Employment Agreement between Quad City Holdings, Inc. and Douglas M. Hultquist dated July 1, 1993*

22.1    Subsidiaries of Quad City Holdings, Inc.*

23.1 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in opinion filed as Exhibit 5.1)

23.2    Consent of McGladrey & Pullen LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)

*       Incorporated by reference.

Item 17. Undertakings.


(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bettendorf, State of Iowa, on June 16, 1997.

                            QUAD CITY HOLDINGS, INC.


                                                  By: /s/ Douglas M. Hultquist
                                                  ------------------------------
                                                  Douglas M. Hultquist
                                                  President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael C. Bauer and Douglas M. Hultquist, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including in his capacity as a director or officer of
Quad City Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on June 16, 1997.

         Signature                                  Title

/s/ Michael A. Bauer
----------------------------------------
Michael A. Bauer                             Chairman of the Board of
                                             Directors

/s/ Douglas M. Hultquist
----------------------------------------
Douglas M. Hultquist                         President, Principal
                                             Executive, Financial and
                                             Accounting Officer and
                                             Director

/s/ James Brownson
----------------------------------------
James Brownson                               Director



----------------------------------------
Robert VanVooren                             Director


/s/ Richard R. Horst
-----------------------------------------
Richard R. Horst                             Director and Secretary



-----------------------------------------
Ronald G. Peterson                           Director



------------------------------------------
John W. Schricker                            Director



No  dealer,  salesperson  or any  other  person  has  been  authorized  to  give               25,000 shares
information  or make any  representation  not  contained in this  Prospectus  in connection  with the offer made in this  Prospectus,  and if given or made, such information or representation  must not be relied upon as having been authorized by the Company or the selling stockholders.  This Prospectus does not constitute an offer to sell or a solicitation  by anyone in any  jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any  circumstances  create any implication  that the affairs of the Company  since the date hereof or the  information  herein is
correct as of any time subsequent to the date of this Prospectus.                             QUAD CITY HOLDINGS, INC.

 ------------------------                                                                      Common Stock


         TABLE OF CONTENTS

                                                     Page
Available Information.............................
Documents Incorporated by Reference...............
Risk Factors......................................
The Company.......................................
Use of Proceeds...................................
Selling Stockholders..............................                                             ----------
Plan of Distribution..............................                                             PROSPECTUS
Description of Capital Stock......................                                             -----------
Legal Opinions....................................
Experts...........................................
------------------------


                                                                         , 1997